UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2009

AMERICAN LITHIUM MINERALS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-132648	71-1049972
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

1914 Cordova Road, Suite 116, Fort Lauderdale, Florida 33316

(Address of Principal Executive Offices)

(954) 828-9143

(Registrant’s telephone number, including area code)

NUGGET RESOURCES INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On March 19, 2009, American Lithium Minerals, Inc. (formerly Nugget Resources Inc.) (the “Company”), issued a press release announcing the approval by FINRA, effective at the opening of business on March 20, 2009, of the change of the Company’s name to American Lithium Minerals, Inc., the forward split of the Company’s shares of common stock on a four share for one share basis, the change of the Company’s trading symbol to AMLM, and a new CUSIP number for the Company’s forward-split shares.  The press release also stated that the Company had filed a Certificate of Amendment amending its Articles of Incorporation with the Nevada Secretary of State on March 2, 2009, with respect to its name change and forward split.

The information under the caption “Item 8.01 – Other Events,” including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits

Exhibit No.	Description

99.1	Press release issued by American Lithium Minerals, Inc., dated March 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LITHIUM MINERALS, INC.
Registrant

Dated: March 20, 2009	/s/ Matthew Markin
Matthew Markin, President